Exhibit 23(a)(ii) under Form N-1A
Exhibit 3(i) under Item 601/Reg. S-K

INSIGHT INSTITUTIONAL SERIES, INC.

ARTICLES OF AMENDMENT AND RESTATEMENT

     THIS IS TO CERTIFY THAT:

     FIRST: Insight Institutional Series, Inc., a Maryland corporation (the "Corporation"), desires to amend and restate its Charter as currently in effect and hereinafter amended. Therefore, the Charter of the Corporation is hereby amended and restated by striking out in its entirety to existing charter and substituting in lieu thereof the following:

FIRST:	The name of the corporation is Federated Total Return Series, Inc. ("Corporation").
SECOND:	The purpose for which the Corporation is formed is to act as an open-end investment company registered as such with the Securities and Exchange Commission pursuant to the Investment Company Act of 1940 as amended (the "1940 Act") and to exercise and generally to enjoy all the powers, rights and privileges granted to, or conferred upon, corporations by the Maryland General Corporation Law now or hereafter in force.
THIRD:	The post office address of the principal office of the Corporation in the State of Maryland is: c/o The Corporation Trust Incorporated, 32 South Street, Baltimore, Maryland 21202. The resident agent of the Corporation in the State of Maryland is The Corporation Trust Incorporated, which is a corporation organized and existing under the laws of the State of Maryland, the address of which is 32 South Street, Baltimore, Maryland 21202.
FOURTH:	(a)	The Corporation is authorized to issue 10,000,000,000 shares of common stock, par value $.001 per share. The aggregate par value of all shares which the Corporation is authorized to issue is $10,000,000. Subject to the following paragraph, the authorized shares are classified as 2,000,000,000 shares of the Federated Short-Term Total Return Fund, and 2,000,000,000 shares of the Federated Government Total Return Fund. The remaining 6,000,000,000 shares shall remain unclassified until action is taken by the Board of Directors pursuant to the following paragraph. Unless the context otherwise requires, as used in the Charter of the Corporation, the term "class" shall include portfolios, classes and series.
(b)	The Board of Directors is authorized to classify or to reclassify (i.e., into series and classes within series), from time to time, any unissued shares of the stock of the Corporation, whether now or hereafter authorized, by setting, changing or eliminating the preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends, qualifications or terms and conditions of or rights to require redemption of the stock.

Unless otherwise provided by the Board of Directors prior to the issuance of the stock, the shares of any and all classes of stock shall be subject to the following:
		(i)	The Board of Directors may redesignate a class of stock whether or not shares of such class are issued and outstanding, provided that such redesignation does not affect the preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends, qualifications or terms or conditions of redemption of such class of stock.
		(ii)	The assets attributable to each class may be invested in a common investment portfolio. The assets and liabilities of each series and the income and expenses of each class of the Corporation/s stock shall be determined separately and, accordingly, the net asset value of shares of the Corporation's stock may vary from class to class. The income or gain and the expense or liabilities of the Corporation shall be allocated to each class of stock as determined by or under the direction of the Board of Directors.
		(iii)	Shares of each class of stock shall be entitled to such dividends or distributions, in stock or in cash or both, as may be declared from time to time by the Board of Directors with respect to such class. Dividends or distributions shall be paid on shares of a class of stock only out of the assets belonging to that class.
		(iv)	In the event of the liquidation or dissolution of the Corporation, the stockholders of each class of the Corporation's stock shall be entitled to receive, as a class, out of the assets of the Corporation available for distribution to stockholders, the assets attributable to that class less the liabilities or expenses allocated to that class. The assets so distributable to the stockholders of a class shall be distributed among such stockholders in proportion to the number of shares of that class held by them multiplied by the net asset value of a share of such class on the date of determination and recorded on the books of the Corporation. In the event that there are any assets available for distribution that are not attributable to any particular class of stock, such assets shall be allocated to all classes in proportion to the net asset value of the respective class.
		(v)	All holders of shares of stock shall vote as a single class except as may be otherwise required by law pursuant to the 1940 Act or any applicable order, rule or interpretation issued by the Securities and Exchange Commission, or otherwise, and except with respect to any matter which affects only one or more classes of stock, in which case only the holders of shares of the classes affected shall be entitled to vote.
	(c)	The Corporation may issue fractional shares. Any fractional share shall carry proportionately all of the rights of a whole share, excepting any right to receive a certificate evidencing such fractional share, but including, without limitation, the right to vote and the right to receive dividends.
FIFTH:	(a)	The number of Directors of the Corporation is presently 13. The number may be changed by the By-Laws of the Corporation or by the Board of Directors pursuant to the By-Laws.
	(b)	The names of the present Directors who shall act until their successors are elected and qualify, are:
		John F. Donahue John T. Conroy, Jr. William J. Copeland Wesley W. Posvar James E. Dowd John E. Murray, Jr. Thomas G. Bigley	Edward L. Flaherty, Jr. Peter E. Madden Gregor F. Meyer Marjorie P. Smuts Lawrence D. Ellis, M.D. Richard B. Fisher
SIXTH:	(a)	To the extent the Corporation has funds or property legally available therefor, each shareholder shall have the right at such times as may be permitted by the Corporation, but no less frequently than as required under the 1940 Act, to require the Corporation to redeem all or any part of its shares at a redemption price equal to the net asset value per share next determined after the shares are tendered for redemption, less any applicable redemption fee or deferred and/or contingent deferred sales charge as determined by the Board of Directors. The Board of Directors may adopt requirements and procedures for redemption of shares.

Notwithstanding the foregoing, the Corporation may postpone payment or deposit of the redemption price and may suspend the right of the shareholders to require the Corporation to redeem shares of any class pursuant to the applicable rules and regulations, or any order, of the Securities and Exchange Commission.
	(b)	The Corporation shall have the right, excercisable at the discretion of the Board of Directors, to redeem any shareholder's shares of any class for their then current net asset value per share if at such time the shareholder owns shares having an aggregate net asset value of less than $500 or such lesser or greater amount for such class set forth in the current registration statement of the Corporation filed with the Securities and Exchange Commission, or regardless of the amount, if a shareholder fails to supply a valid taxpayer identification number.
	(c)	Each share is subject to redemption by the Corporation at the redemption price computed in the manner set forth in subparagraph (a) of Article SIXTH of these Articles of Incorporation at any time if the Board of Directors, in its sole discretion, determines that failure to so redeem may result in a material adverse impact on the Corporation or its shareholders.
SEVENTH:	The following provisions are hereby adopted for the purposes of defining, limiting, and regulating the powers of the Corporation and of the Directors and shareholders:
	(a)	No shareholder shall have any pre-emptive or preferential right of subscription to any shares or securities of any class whether now or hereafter authorized.
	(b)	The presence in person or by proxy of the holders of (a) one-half of the shares of stock of the Corporation on all matters requiring the vote of a Majority of the Outstanding Voting Securities of the Corporation, as defined in the Investment Company Act of 1940, or (b) one-third of shares of stock of the Corporation on all other matters permitted by law, in each case, entitled to vote without regard to class shall constitute a quorum at any meeting of the shareholders, except with respect to any matter which by law requires the separate approval of one or more classes of stock, in which case the presence in person or by proxy of the holders of one-half or one-third, as set forth above, of the shares of stock of each class entitled to vote separately on the matter shall constitute a quorum.
	(c)	In addition to its other powers explicitly or implicitly granted under these Articles of Incorporation, by law or otherwise, the Board of Directors of the Corporation (i) is expressly authorized to make, alter, amend or repeal the By-Laws of the Corporation, (ii) may from time to time determine whether, to what extent, at what times and places, and under what conditions and regulations the accounts and books of the Corporation, or any of them, shall be open to the inspection of the shareholders, and no shareholder shall have any right to inspect any account, book or document of the Corporation except as conferred by statute or as authorized by the Board of Directors of the Corporation, (iii) is empowered to authorize, without shareholder approval, the issuance and sale from time to time of shares of stock of the Corporation or securities convertible into shares of stock of the Corporation whether now or hereafter authorized on such terms and for such consideration as the Board of Directors may determine, and (iv) is authorized to adopt procedures for determination of and, to the extent deemed desirable by the Board of Directors, to maintain the constant the net asset value of shares of the Corporation's stock.
	(d)	Notwithstanding any provision of the laws of the State of Maryland requiring a greater proportion than a majority of the votes of any or all series or classes of shares entitled to be cast to take or authorize any action, the Corporation shall, except to the extent otherwise required by the 1940 Act, take or authorize any such action that otherwise requires a greater proportion of votes upon the concurrence of a majority of the all votes entitled to be cast thereon.
	(e)	The Corporation shall take or authorize any action permitted by the laws of the State of Maryland to be taken upon the concurrence of a majority of shareholders present and voting thereon.
	(f)	The Corporation reserves the right from time to time to make any amendment of its Charter now or hereafter authorized by law, including any amendment which alters the contrary rights, as expressly set forth in any amendment which alters the contract rights, as expressly set forth in its Charter, of any outstanding shares or any class.
	(g)	The Board of Directors is expressly authorized to declare and pay dividends and distributions in cash, securities or other property from surplus or any funds legally available therefor, at such intervals (which may be as frequently as daily) or on such other periodic basis, as it shall determine, for any class of stock of the Corporation; to declare such dividends or distributions for any class of stock of the Corporation by means of a formula or other method of determination, at meetings held less frequently than the frequency of the effectiveness of such declarations; to establish payment dates for dividends or any other distributions for any class of stock of the Corporation on any basis, including dates occurring less frequently than the effectiveness of declarations thereof; and to provide for the payment of declared dividends on a date earlier or later than the specified payment date in the case of shareholders of such class of stock redeeming their entire ownership of shares.
	(h)	Any determination made in good faith by or pursuant to the direction of the Board of Directors as to the amount of the assets, debts, obligations or liabilities of the Corporation, as to the amount of any reserves or charges set up and the propriety thereof, as to the time of or purpose for creating such reserves or charges, as to the use, alteration or cancellation of any reserves or charges (whether or not any debt, obligation or liability for which such reserves or charges shall have been created shall have been paid or discharged or shall be then or thereafter required to be paid or discharged), as to the value of or the method of valuing any investment or other asset owned or held by the Corporation, as to the number of shares of any class of stock outstanding, as to the income of the Corporation or as to any other matter relating to the determination of net asset value, the declaration of dividends or the issue, sale, redemption or other acquisition of shares of the Corporation, shall be final and conclusive and shall be binding upon the Corporation and all holders of its shares, past, present and future, and shares of the Corporation are issued and sold on the condition and understanding that any and all such determinations shall be binding as aforesaid.
EIGHTH:	(a)	To the fullest extent that limitations on the liability of directors and officers are permitted by the Maryland General Corporation Law, no director or officer of the Corporation shall have any liability to the Corporation or its shareholders for money damages. This limitation on liability applies to events occurring at the time a person serves as a director or officer of the Corporation whether or not such person is a director or officer at the time of any proceeding in which liability is asserted.
	(b)	The Corporation shall indemnify and advance expenses to its currently acting and its former directors to the fullest extent that indemnification and advancement of expenses of directors is permitted by the Maryland General Corporation Law. The Corporation shall indemnify and advance expenses to (i) its officers and employees and (ii) those of its agents who are also directors, trustees, officers or employees of Federated Investors, a Delaware business trust ("Federated Investors") or of subsidiaries of, or of successors to Federated Investors or its subsidiaries to the same extent as its directors and may do so to such further extent as is consistent with law. The Board of Directors may by by-law, resolution or agreement make further provision for indemnification of directors, officers, employees and agents to the fullest extent permitted by the Maryland General Corporation Law.
	(c)	No provision of this Article shall be effective to protect or purport to protect any director, officer, employee or agent of the Corporation against any liability to the Corporation or its security holders to which he would otherwise be subject by reason of willful misfeasance, bad faith, gross negligence, or reckless disregard of the duties involved in the conduct of his office.
	(d)	References to the Maryland General Corporation Law in these Articles of Incorporation are to that law as from time to time amended. No amendment to the Charter of the Corporation shall affect any right of any person under this Article based on any event, omission or proceeding prior to the amendment.

     SECOND: The provisions set forth in these Articles of Amendment and Restatement are all the provisions of the Corporation's Charter currently in affect as hereby amended.

     THIRD: The foregoing amendment and restatement of the Charter of the Corporation was recommended and advised by the board of directors and approved by the sole stockholder.

     FOURTH: The number of authorized shares of capital stock of the Corporation and the aggregate par value thereof are not increased by these Articles of Amendment and Restatement.

     FIFTH: The current address of the principal office of the Corporation is set forth in Article THIRD of the foregoing amendment and restatement of the Charter.

     SIXTH: The name and address of the Corporation's current resident agent is set forth in Article THIRD of the foregoing amendment and restatement of the Charter.

     SEVENTH: The number of Directors of the Corporation and the names of those currently in office are set forth in Article FIFTH of the foregoing amendment and restatement of the Charter.

     The undersigned Vice President acknowledges that these Articles of Amendment and Restatement are the act of the Corporation, that to the best of their knowledge, information and belief, all matters and facts set forth herein relating to the authorization and approval of these Articles are true in all material respects, and that this statement is made under the penalties of perjury.

     IN WITNESS WHEREOF, the Corporation has caused these Articles to be signed in its name and on its behalf by its Vice President and attested to by its Assistant Secretary on this 21st day of June, 1995.

ATTEST:	WORLD INVESTMENT SERIES, INC.

/s/ J. Crilley Kelly	By: /s/ J. Christopher Donahue
J. Crilley Kelly	J. Christopher Donahue
Assistant Secretary	Vice President